UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

N/A

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 21, 2005 our stockholders approved amendments to our 2001 Equity Incentive Plan for Employees (the “Plan”) to increase the number of shares of our Class A common stock available for issuance under the Plan from 1,500,000 shares to 2,500,000 shares and to increase the limit on the number of shares for which options may be granted under the Plan to an individual in any one year from 100,000 shares to 200,000 shares.

     A summary and the full text of the Plan, as amended, are incorporated by reference to our definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 21, 2005, our Board of Directors appointed Jeffrey D. Miller as our Senior Vice President and Chief Financial Officer. Mr. Miller was also appointed Senior Vice President and Chief Financial Officer of Donegal Mutual Insurance Company (the “Mutual Company”) by the Mutual Company board. Mr. Miller served as our Vice President and Controller and Vice President and Controller of the Mutual Company since 2000 and Controller of the Mutual Company since 1995.

     On April 21, 2005, our Board of Directors appointed Ralph G. Spontak as our Senior Vice President, Investor Relations and Acquisitions. Mr. Spontak served as our Senior Vice President and Senior Vice President of the Mutual Company since 1991, our Chief Financial Officer since 1986 and Chief Financial Officer of the Mutual Company since 1983.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:
Ralph G. Spontak,
Senior Vice President

Date: April 25, 2005

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